EXHIBIT NO. 11
                    COMPUTER PRODUCTS, INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER COMMON SHARE-PRIMARY
                                 (In Thousands)

                                          THIRTEEN WEEKS ENDED
                                        MARCH 29,      MARCH 31,
                                          1996           1995
                                        ---------      ---------

Weighted average shares outstanding       22,977         20,416

Net effect of dilutive stock
 options--based on the treasury stock
 method using average market price         1,479          1,518
                                        --------       --------
Common and common equivalent
 shares outstanding                       24,456         21,934
                                        ========       ========
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                                 EXHIBIT NO. 11
                    COMPUTER PRODUCTS, INC. AND SUBSIDIARIES
             COMPUTATION OF EARNINGS PER COMMON SHARE-FULLY DILUTED
                      (In Thousands Except Per Share Data)

                                         THIRTEEN WEEKS ENDED
                                        MARCH 29,      MARCH 31,
                                          1996           1995
                                        ---------      ---------
Shares outstanding                        23,088         20,622

Net effect of dilutive stock options -
 based on the treasury stock method
 using the greater of month-end market
 price or average market price             1,563          1,710
Assumed conversion of convertible
 subordinated debentures                                  7,218
                                        ---------      --------
Totals                                    24,650         29,550
                                        ========       ========

              * * * * *

Net income                                $3,911         $2,019

Add convertible debentures interest
 and amortization, net of applicable
 income taxes                                               576
                                        ---------      --------
                                          $3,911         $2,595
                                        ========       ========

Per share amounts                        $  0.16        $  0.09
                                        ========       ========